As filed with the Securities and Exchange Commission on December 17, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-4757800
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4353 Park Terrace Drive Westlake Village, California 91361 Telephone: (818) 706-3111
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David M. Davis Chief Financial Officer and Treasurer 4353 Park Terrace Drive Westlake Village, California 91361 Telephone: (818) 706-3111
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Joel L. Rubinstein, Esq.

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173

Telephone: (212) 547-5400

Facsimile: (212) 547-5444

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-188121

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)
Common stock, $0.0001 par value per share	$11,306,982	$1,456.34

(1)	This registration statement relates to the registrant's registration statement on Form S-3 (Registration No. 333-188121) (the "Prior Registration Statement"). The maximum aggregate offering price of securities which remain to be offered pursuant to the Prior Registration Statement is $125,250,000. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is $11,306,982, which represents approximately 9% of the maximum aggregate offering price of securities remaining on the Prior Registration Statement.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

 This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of the issuance of up to an additional $11,306,982 of common stock, par value $0.0001 per share, of Global Eagle Entertainment Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3 promulgated thereunder. This registration statement relates to the registrant’s shelf registration statement on Form S-3 (Registration No. 333-188121) (the “Prior Registration Statement”), initially filed by the registrant on April 25, 2013, and declared effective by the Securities and Exchange Commission on August 22, 2013. The required opinion and consent of counsel and consents of independent auditors are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this registration statement.

Part II

Information not required in prospectus

Item 16.	Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document
5.1	Opinion of McDermott Will & Emery LLP
23.1	Consent of Rothstein Kass
23.2	Consent of Rose, Snyder & Jacobs LLP
23.3	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft
23.4	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)
24.1#	Powers of Attorney

# Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, California, on December 17, 2013.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ David M. Davis
Name: David M. Davis
Title: Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	*	Director and Chief Executive Officer	December 17, 2013
	John LaValle	(Principal Executive Officer)

	/s/ David M. Davis	Chief Financial Officer and Treasurer	December 17, 2013
	David M. Davis	(Principal Financial Officer)

	*	Corporate Controller and Chief Accounting Officer	December 17, 2013
	Michael Zemetra	(Principal Accounting Officer)

	*	Executive Chairman of the Board	December 17, 2013
Edward L. Shapiro

	*	Director	December 17, 2013
Jeffrey E. Epstein

	*	Director	December 17, 2013
Jeffrey A. Leddy

	*	Director	December 17, 2013
Louis Bélanger-Martin

	*	Director	December 17, 2013
Robert W. Reding

	*	Director	December 17, 2013
Jeff Sagansky

	*	Director	December 17, 2013
Harry E. Sloan

*By:	/s/ Michael Pigott
Attorney-in-Fact

Exhibit Index

Exhibit No.	Document
5.1	Opinion of McDermott Will & Emery LLP
23.1	Consent of Rothstein Kass
23.2	Consent of Rose, Snyder & Jacobs LLP
23.3	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft
23.4	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)
24.1#	Powers of Attorney

# Previously filed.